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Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS IS AVAILABLE.

THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE REGISTERED OWNER OF THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.

THE TRANSFER, EXCHANGE AND EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. St-1	Warrant to Purchase Shares

WARRANT CERTIFICATE

        This Warrant Certificate certifies that                                                 , or its registered assigns, is entitled to purchase up to                  fully paid and non-assessable shares of Series 2 Preferred Stock, par value $.001 per share (the "Series 2 Preferred Stock") of Local Matters, Inc. (the "Company") initially, at any time after the date hereof ("Warrant Issue Date") until 5:30 p.m. New York time on the date (the "Expiration Date") that is the earlier of (i) the fifth (5th) anniversary of the last Warrant Issue Date to occur, and (ii) the third (3rd) anniversary of the closing of an initial public offering of equity securities of the Company under the Securities Act of 1933, as amended (or any similar or successor act), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $1.00 upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions and adjustments set forth herein and in the Warrant Agreement dated as of                        , 2005 between the Company and                                                 (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or pursuant to Section 3.2 of the Warrant Agreement (as defined below).

        No Warrant may be exercised after 5:30 p.m. (New York time) on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the registered holder(s) of the Warrants.

        As set forth in Section 8 of in the Warrant Agreement, certain adjustments may be made to the Exercise Price and the type and/or number of the Company's securities issuable upon their exercise. In the event of such an adjustment, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

        Upon due presentment for registration of transfer of this Warrant Certificate and the executed form of assignment attached hereto at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like form and tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

        Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

        The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        All capitalized terms used and not defined in this Warrant Certificate shall have the meanings ascribed to them in the Warrant Agreement.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of                        .

LOCAL MATTERS, INC.
By:
Name:
Title:
Attest:
Secretary

2

[FORM OF ELECTION TO PURCHASE]

TO:	Local Matters, Inc. Attention: President

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                        (leave blank if you choose Alternative No. 2 below) shares of Series 2 Preferred Stock of Local Matters, Inc. (the "Company") pursuant to the terms of that certain Warrant Agreement (the "Warrant Agreement") by and between the Company and        , and tenders herewith payment of the purchase price of such shares in full. (Initial here if the undersigned elects this alternative).

        In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision set forth in Section 3.2 of the Warrant Agreement and receive                        (leave blank if you choose Alternative No. 1 above) shares of Series 2 Preferred Stock of the Company. (Initial here if the undersigned elects this alternative).

        Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
(Signature and Date)
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)
(Insert Social Security or Other Identifying Number of Holder)

3

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

        FOR VALUE RECEIVED                        (the "Transferor") hereby sells, assigns and transfers unto                        (the "Transferee")

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                          as its Attorney to transfer the within Warrant Certificate on the books of Local Matters, Inc., with full power of substitution. The Transferor has provided a written instrument to the Company notifying the Company of such transfer and pursuant to which the Transferee hereunder has agreed in writing to be bound by the terms of the Warrant Agreement dated                        by and between Local Matters, Inc., a Delaware corporation and                                                 , a copy of which has been provided to the Transferee by the Transferor.

Dated:	Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)
(Insert Social Security or other Identifying Number of Holder)

4

WARRANT AGREEMENT

        WARRANT AGREEMENT (this "Agreement") dated as of                        , by and between Local Matters, Inc., a Delaware corporation (the "Company"), and                                                 (the "Agent").

W I T N E S S E T H

WHEREAS, the Agent has agreed pursuant to the Placement Agency Agreement, dated                        , by and between the Agent and the Company, as amended (the "Placement Agency Agreement") to act as the placement agent in connection with the Company's proposed private placement (the "Offering") of up to 150 Units, each Unit consists of 100,000 shares of the Company's Series 2 Preferred Stock, $.001 per value per share (the "Series 2 Preferred Stock"); and

        WHEREAS, the Company has agreed to issue to the Agent and/or its designees warrants (the "Warrants") to purchase that number of shares of Series 2 Preferred Stock (the "Warrant Shares"), calculated by dividing twenty percent (20%) (the "Agent Warrant Percentage") of the aggregate proceeds received by the Company from the sale of Units sold in the Offering by the price per share of Series 2 Preferred Stock issued in the Offering (as hereinafter defined); provided, however, the Placement Agent shall not be entitled to warrant compensation with respect to up to $2,000,000 Units purchased by the Company Investors (as defined in the Placement Agency Agreement); and

        WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued in connection with one or more Closings (as such term is defined in the Placement Agency Agreement) in consideration for, and as part of the Agent's compensation in connection with, the Agent acting as the placement agent pursuant to the Placement Agency Agreement.

        NOW, THEREFORE, in consideration of the promises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Grant.    Subject to the terms and conditions hereinafter set forth, the Holders (as defined in Section 3.1 below) are hereby granted the right to purchase Warrant Shares at the initial exercise price of $1.00 per share of Series 2 Preferred Stock (subject to adjustment as provided in Section 8 hereof).

        2.    Warrant Certificates.    The Warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

        3.    Exercise of Warrant.

            3.1    Method of Exercise.    The Warrants are initially exercisable at the initial exercise price per share set forth in Section 5 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as defined in Section 5.2 below) for the Warrant Shares at the Company's principal offices, currently at 1517 Blake Street, Suite 200, Denver, Colorado 80202, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Series 2 Preferred Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder(s) thereof, in whole or in part (but not as to fractional shares of the Series 2 Preferred Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Series 2 Preferred Stock represented thereby. In the case of purchase of less than all the shares of Series 2 Preferred Stock purchasable under any Warrant Certificate, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Series 2 Preferred Stock.

            3.2    Exercise by Surrender of Warrant.    In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time, provided that the Series 2 Preferred Stock and/or the Company's common stock, $0.01 par value per share (the "Common Stock"), underlying the Series 2 Preferred Stock are/is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Series 2 Preferred Stock computed by using the following formula:

			X =	Y (A - B)
A
Where	X	=	the number of shares of Series 2 Preferred Stock to be issued to the Holder(s) pursuant to the net exercise.
	Y	=
the number of shares Series 2 Preferred Stock subject to the Warrant being exercised or, if only a portion of such Warrant is being exercised, the portion of such Warrant being canceled (at the time of such calculation).
	A	=	the Fair Market Value of one share of Series 2 Preferred Stock (at the date of such calculation).
	B	=	the Exercise Price (as adjusted to the date of such calculation).

        For purposes of this Section 3.2, the "Fair Market Value" of one share of Series 2 Preferred Stock shall be determined by the Company's Board of Directors in good faith. Notwithstanding the foregoing, (A) if the conversion of all Series 2 Preferred Stock described in Section 8(c) below has occurred, then the Fair Market Value of one (1) share of Series 2 Preferred Stock shall be equal to (a) the number of shares of Common Stock into which one (1) share of Series 2 Preferred Stock was converted multiplied by (b)(i) the average closing price of the Company's Common Stock on the Nasdaq National Market (or any other nationally recognized securities market or automated quotation system on which the Company's securities are quoted or exchanged), whichever is applicable, over the ten (10) trading days preceding the date of exercise or, (ii) if no sales take place on any such trading day, the average of the closing bid and asked prices on such ten (10) trading-day period; (B) if the conversion of all Series 2 Preferred Stock as described in Section 8(c) below has not occurred, at the Holder's option, the Fair Market Value of one (1) share of Series 2 Preferred Stock shall be equal to (a) the number of shares of Common Stock into which one (1) share of Series 2 Preferred Stock may be converted on the date of Warrant exercise multiplied by (b)(i) the average of the closing sale price of the Common Stock as quoted on the Nasdaq National Market (or any other nationally recognized securities market or automated quotation system on which the Company's securities are quoted or exchanged), whichever is applicable, for the ten (10) trading days immediately preceding the date of exercise or, (ii) if no sales take place on any such trading day, the average of the closing bid and asked prices on such ten (10) trading-day period. If the Holder does not indicate its election in accordance with subsection (B) above, the Fair Market Value of one share of Series 2 Preferred Stock shall be determined by the Company's Board of Directors in good faith.

        3.3.    Exercise Period. Exercise Period.    The Warrants shall be exercisable, in whole or in part, during the term commencing on the date of issuance thereof by the Company (the "Warrant Issue

Date") and ending on the earlier of (i) the fifth (5th) anniversary of the last Warrant Issue Date to occur, and (ii) the third (3rd) anniversary of the closing of an initial public offering of equity securities of the Company under the Securities Act of 1933, as amended (or any similar or successor act).

        4.    Issuance of Certificates.    In the event of any exercise of the rights represented by the Warrants, as promptly as practicable on or after the date of exercise and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the Person or Persons (as hereinafter defined) entitled to receive the same a certificate or certificates representing the number of Warrant Shares issued upon such exercise; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid. In the event that the Warrants are exercised in part, as promptly as practicable on or after the date of exercise and in any event within ten (10) business days thereafter, the Company at its sole expense will execute and deliver new Warrants of like tenor exercisable for the number of Warrant Shares for which the Warrants may then be exercised. As used herein, the term "Person" or "Persons" means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.

        5.    Exercise Price.

            5.1    Initial and Adjusted Exercise Price.    Except as otherwise provided in Section 8 hereof, the Warrants shall be exercisable to purchase the Shares at a price of $1.00 per share of Series 2 Preferred Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

            5.2    Exercise Price.    The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

        6.    Registration Rights.    The Holders of the Warrants are entitled to the benefits of Section 2 of the Second Amended and Restated Investor Rights Agreement, dated the date hereof, by and among the Company and the investors in the Offering (the "Investor Rights Agreement"), as if such Holders were Holders (as defined in the Investor Rights Agreement) under the Investor Rights Agreement, and such Section 2 of the Investor Rights Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations and duties thereunder of the Company and the Holders of the Warrants.

        7.    Transfer of Securities; Legends.    Each Holder, by acceptance of a Warrant Certificate, covenants and agrees that it is acquiring the Warrants evidenced thereby and the Warrant Shares for its own account as an investment and not with a view to distribution thereof. The Warrant Shares have not been registered under the Act, or any state securities laws and no transfer of any Warrant Shares shall be permitted unless the Company has received notice of such transfer, at the address of its principal office set forth in Section 3.1 hereof, in the form of assignment attached hereto, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrant Shares under the Act is available for such transfer.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT

  APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS IS AVAILABLE.

  THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A FIRST AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, BY AND THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.

  THE TRANSFER, EXCHANGE AND EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

            7.1    Removal of Legend.    Upon request of a Holder of a certificate with the legends required by Section 7 hereof, the Company shall issue to such Holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such Holder of the shares evidenced by such certificate will not violate the Act and any applicable state securities laws. Any purported transfer of any Warrants or Warrant Shares not in compliance with the provisions of this Section 7 shall be null and void.

        8.    Adjustment.

            (a)    Subdivision and Combination.    If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Series 2 Preferred Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Series 2 Preferred Stock subject to acquisition upon exercise of the Warrants will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Series 2 Preferred Stock subject to acquisition hereunder, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Series 2 Preferred Stock subject to acquisition upon exercise of the Warrants will be proportionately decreased.

            (b)    Notice of Adjustment.    Upon any adjustment of any Exercise Price, then and in each such case the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (c)    Conversion of Preferred Stock.    If, on the date that this Warrant is exercised, all shares of Series 2 Preferred Stock of the Company have been converted into the Company's Common Stock in connection with the Company's initial public offering of equity securities pursuant to a registration statement filed with the Securities and Exchange Commission, then in such case this Warrant shall be exercisable for that number of shares of the Company's Common Stock, in lieu of the Series 2 Preferred Stock, as would have been obtained had this Warrant been exercised immediately prior to such conversion.

        9.    Exchange and Replacement of Warrant Certificates.    Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder(s) at the principal office of the

Company, for a new Warrant Certificate of like form, tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder(s) thereof at the time of such surrender.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like form and tenor in lieu thereof.

        10.    No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

        11.    Stock Fully Paid; Reservation of Shares.    The Company shall at all times reserve and keep available out of its authorized Series 2 Preferred Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Series 2 Preferred Stock or other securities, properties or rights as shall be issuable upon the exercise thereof and such number of shares of Common Stock into which such shares of Series 2 Preferred Stock are exercisable. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefore, all shares of Series 2 Preferred Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder, except as set forth in the Memorandum (as defined in the Placement Agency Agreement).

        12.    Notices to Warrant Holders.    Nothing contained in this Agreement shall be constructed as conferring upon the Holders the right to vote or to consent or to receive notice to stockholders in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a)   the Company shall take a record of the holders of its shares of Series 2 Preferred Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b)   the Company shall offer to all the holders of its Series 2 Preferred Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option right or warrant to subscribe therefor; or

          (c)   a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of such events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date for the dividend or the date of closing the transfer books for the determination of the issuance of any convertible or exchangeable securities or subscription rights, options or warrants or for the determination of the persons or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation winding up or sale.

        13.    Notices.    All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a)   If to a registered Holder(s) of the Warrants, to the address of such Holder(s) as shown on the books of the Company; or

          (b)   If to the Company, at 1517 Blake Street, Suite 200, Denver, Colorado 80202, Attention: Perry Evans, President and Chief Executive Officer, or Curtis Fletcher, Vice President of Finance, or at such other address as may have been furnished in writing by the Company, with a copy to Cooley Godward llp, 380 Interlocken Crescent, Suite 900, Broomfield, CO 80021, Attention: Brent D. Fassett or Michael D. Stack; or

          (c)   if to the Agent, at 535 Madison Avenue, New York, New York 10022, Attention: DiAnn Ellis, or at such other address as may have been furnished in writing by the Agent, with a copy to Littman Krooks LLP, 655 Third Avenue, New York, New York 10017, Attention: Mitchell C. Littman, Esq.

        14.    Supplements and Amendments.    The Company and the Agent may from time to time supplement or amend this Agreement without the approval of any Holder(s) of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Agent may deem necessary or desirable and which the Company and the Agent deem shall not adversely affect the interests of the Company and/or the Holder(s) of Warrant Certificates. Other amendments to this Agreement may be made only with the written consent of the Company and the Holder(s) of the majority of the outstanding Warrant Shares and Warrant Shares issuable upon exercise of the Warrants.

        15.    Successors.    All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder(s) and their respective successors and assigns hereunder.

        16.    Termination.    This Agreement shall terminate at the close of business on the Expiration Time.

        17.    ARBITRATION, CHOICE OF LAW; COSTS.    THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD") ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO THE NASD. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL

PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY'S FEES FROM THE OTHER PARTY.

        18.    Entire Agreement. Modification.    This Agreement (including the Placement Agency Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

        19.    Severability.    If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

        20.    Captions.    The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed, as a part of this Agreement and shall be given no substantive effect.

        21.    Benefits of this Agreement.    Nothing in this Agreement shall be construed to give to any person, entity or corporation other than the Company and the Agent and any other registered Holder(s) of the Warrant Certificates or the Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Agent and any other Holder(s) of the Warrant Certificates or Warrant Shares.

        22.    Counterparts.    This Agreement may be executed in any number of counterparts and each of such counterpart shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        23.    Assignment.    Any Person or Persons to whom Warrants are transferred by the Agent shall agree to be bound by all of the provisions hereof; and the Agent shall not transfer any Warrants except in compliance with Section 7 hereof, and unless the Agent first provides a written instrument to the Company notifying the Company of such transfer pursuant to which the transferee agrees in writing to be bound by the terms of this Agreement and unless the Agent complies with the provisions hereof.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

LOCAL MATTERS, INC.
By:
Name:
Title:
Attest:

SPENCER TRASK VENTURES, INC.
	By:	Print Name: Title:

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSER, THAT AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS IS AVAILABLE.

        THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE REGISTERED OWNER OF THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.

        THE TRANSFER, EXCHANGE AND EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. St-	Warrants , 200

WARRANT CERTIFICATE

        This Warrant Certificate certifies that                        , or its registered assigns, is entitled to purchase up to                        fully paid and non-assessable shares of Series 1 Preferred Stock, par value $.001 per share (the "Series 2 Preferred Stock") of Local Matters, Inc. (the "Company") initially, at any time after the date hereof ("Warrant Issue Date") until 5:30 p.m. New York time on the date (the "Expiration Date") that is the earlier of (i) the fifth (5th) anniversary of the last Warrant Issue Date to occur, and (ii) the third (3rd) anniversary of the closing of an initial public offering of equity securities of the Company under the Securities Act of 1933, as amended (or any similar or successor act), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $1.00 upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions and adjustments set forth herein and in the Warrant Agreement dated as of April    , 2005 between the Company and                                                 (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or pursuant to Section 3.2 of the Warrant Agreement (as defined below).

        No Warrant may be exercised after 5:30 p.m. (New York time) on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the registered holder(s) of the Warrants.

        As set forth in Section 8 of in the Warrant Agreement, certain adjustments may be made to the Exercise Price and the type and/or number of the Company's securities issuable upon their exercise. In the event of such an adjustment, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

        Upon due presentment for registration of transfer of this Warrant Certificate and the executed form of assignment attached hereto at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like form and tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

        Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

        The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        All capitalized terms used and not defined in this Warrant Certificate shall have the meanings ascribed to them in the Warrant Agreement.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of April     , 2005.

LOCAL MATTERS, INC.
By:
Name:
Title:
Attest:
Secretary

[FORM OF ELECTION TO PURCHASE]

TO:	Local Matters, Inc. Attention: President

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                        (leave blank if you choose Alternative No. 2 below) shares of Series 2 Preferred Stock of Local Matters, Inc. (the "Company") pursuant to the terms of that certain Warrant Agreement (the "Warrant Agreement") by and between the Company and                                                 , and tenders herewith payment of the purchase price of such shares in full. (Initial here if the undersigned elects this alternative).

        In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision set forth in Section 3.2 of the Warrant Agreement and receive                        (leave blank if you choose Alternative No. 1 above) shares of Series 2 Preferred Stock of the Company. (Initial here if the undersigned elects this alternative).

        Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
(Signature and Date)
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)
(Insert Social Security or Other Identifying Number of Holder)

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

        FOR VALUE RECEIVED                        (the "Transferor") hereby sells, assigns and transfers unto                        (the "Transferee")

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                          as its Attorney to transfer the within Warrant Certificate on the books of Local Matters, Inc., with full power of substitution. The Transferor has provided a written instrument to the Company notifying the Company of such transfer and pursuant to which the Transferee hereunder has agreed in writing to be bound by the terms of the Warrant Agreement dated April    , 2005 by and between Aptas, Inc., a Delaware corporation and                                                 , a copy of which has been provided to the Transferee by the Transferor.

Dated:	Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)
(Insert Social Security or other Identifying Number of Holder)

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  Exhibit 4.4